Exhibit 99.01

                        Gyrodyne Company of America, Inc.
                                 102 Flowerfield
                         St. James, New York 11780-1551
                     Phone (631) 584-5400 Fax (631) 584-7075

May 25, 2004

Contact:
Peter Pitsiokos, Executive Vice President             Tel: (631) 584-5400
Gyrodyne Company of America, Inc.                     Fax: (631) 584-7075
102 Flowerfield
St. James, New York 11780

                             FOR IMMEDIATE RELEASE

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    ***** NEWS ***** NEWS ***** NEWS ***** NEWS ***** NEWS ***** NEWS *****
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"NASDAQ:GYRO" - ST. JAMES - Gyrodyne Company of America, Inc. (GYRO) reported
Gyrodyne Reacts to University Announcement

The State University of New York at Stony Brook ( Stony Brook University ), in a filing dated May 21, 2004, announced the completion of a Draft Generic Environmental Impact Study ( DGEIS ) which outlined its plan to acquire 246 acres of the Company's 314 acre Flowerfield property through either a negotiated purchase or eminent domain. According to the filing, the remaining 68 acres, which includes a substantial portion of the Gyrodyne industrial park, would be retained by the Company.

The announcement also included a Notice of Public Hearing that established a June 21, 2004 date for a hearing to be held at the Wang Center on the University campus at 6:00pm.

The Company remains committed to achieving Flowerfield's highest value for its shareholders. The Flowerfield property is the subject of applications to develop a luxury residential golf course community with 336 home sites. The property is located on the prestigious north shore of Long Island, N.Y. President Stephen V. Maroney stated that "the University has been threatening to condemn our property for some time now and, with reference to their statement regarding a negotiated purchase, has never made an offer with regard to this announcement. The abuse of power to condemn and impede the approval of our applications is evident to all of us at Gyrodyne and to many others in the surrounding community; over 2,000 resident taxpayers have filed a petition to stop these threats of intimidation and encouraging fair play."

Maroney added "... we are confident in the fact that the significant value of the property cannot be ignored, whether it be in a negotiated transaction or in the Court system."

Executive Vice President Peter Pitsiokos stated that "unfortunately, the University's neighbors are keenly aware that the University can promise anything regarding future uses, but is not bound by those promises since they are not subject to local oversight. By contrast, the law requires Gyrodyne to engage in a thorough comprehensive review process which culminates with a legally binding contract between the Company and the community".

Pitsiokos added "the University plan specifically leaves open the possibility of additional development beyond that which it included in the DGEIS and that potential has residents concerned about a negative impact on their real estate values."

The statements made in this press release that are not historical facts contain "forward-looking information" within the meaning of the Private Securities Litigation Reform Act of 1995, and Section 27A of the Securities Act of 1933 and
Section 21E of the Securities Exchange Act of 1934, both as amended, which can be identified by the use of forward-looking terminology such as "may," "will," "anticipates," "expects," "projects," "estimates," "believes," "seeks," "could," "should," or "continue," the negative thereof, other variations or comparable terminology. Important factors, including certain risks and uncertainties with respect to such forward-looking statements that could cause actual results to differ materially from those reflected in such forward-looking statements include, but are not limited to the effect of economic and business conditions, including risk inherent in the Long Island, New York real estate market, the ability to obtain additional capital or a viable merger candidate in order to develop the existing real estate and other risks detailed from time to time in our SEC reports. We assume no obligation to update the information in this press release.